UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

W. P. CAREY & CO. LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13779	13-3912578
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 1, W. P. Carey & Co. LLC (the “Company”) entered into an employment agreement with Trevor P. Bond (the “Employment Agreement”), its Chief Executive Officer, regarding the terms of his employment. The Employment Agreement has an initial term through March 31, 2015, but will automatically renew for additional three-year periods at the expiration of the then-current term, unless either party gives notice of non-renewal by the immediately preceding January 15. If the term of the Employment Agreement is renewed, the Company will also make additional equity-based awards having a value comparable to the grants made in connection with entering into this Employment Agreement and described in the following paragraph. Under the Employment Agreement, Mr. Bond will continue to receive his base salary at the rate currently in effect, will participate in the Company’s annual incentive plans in accordance with the terms of such plans as administered by the Compensation Committee of the Company’s Board of Directors and will be eligible for the employee benefit plans and programs generally made available to officers and employees of the Company.

The Employment Agreement provides that Mr. Bond will receive an award of performance share units in respect of 42,000 shares of the Company’s common equity and restricted stock units in respect of 28,000 such shares. The performance share units will vest based on achievement of the applicable performance objectives (which are the same as those applicable to other employees receiving grants in the first quarter of 2012) during the three year performance period 2012-2014. As with all performance share unit awards, the number of shares payable may range from 0% of the shares stated as being subject to the award to 300% of such shares, depending on the level at which the performance objectives are achieved. The restricted stock units will vest in three annual installments on each of February 15, 2013, 2014 and 2015, subject to Mr. Bond’s continued employment.

The Employment Agreement provides that Mr. Bond will receive severance benefits for a period of two years following certain terminations of his employment. The severance benefits payable will be paid in bi-weekly installments and equal to 1/26th of his annual base salary and 1/26th of the average of his last three annual bonuses (or all such bonuses, if less than three) from the Company. Such benefits will be payable upon a termination of his employment by the Company without “Cause” or a termination of his employment by Mr. Bond for “Good Reason.” For purposes of the Employment Agreement, “Cause” is defined as any termination of Mr. Bond’s employment as a result of his (i) conviction of a felony (other than one related to the operation of a motor vehicle) or entering a plea of nolo contendere to such a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment, which has had or could reasonably be expected to have a material adverse effect on the business of the Company and its subsidiaries; (iii) substantial and continual refusal to perform his duties, responsibilities or obligations that continues after receipt of written notice from the Company identifying the duties, responsibilities or obligations not being performed; (iv) material violation of any policy of the Company that is generally applicable to all employees or all officers of the Company including, but not limited to, policies concerning insider trading or sexual harassment, or the Company’s code of conduct; (v) his failure to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices, whether internal or external, or (vi) any material breach by Mr. Bond of the covenants entered for the benefit of the Company under the Employment Agreement and described below. “Good Reason” is defined as a termination of employment by Mr. Bond within 90 days following (i) a material adverse change his duties and responsibilities; (ii) a material reduction in his base salary (other than a proportionate adjustment applicable generally to similarly situated Company executives); or (iii) the relocation of his principal place of business to a location more than thirty-five miles outside of Manhattan. Good Reason also includes a voluntary resignation by Mr. Bond during the 30-day period immediately following the six-month anniversary of the occurrence of a change in control of the Company, as defined for purposes of its currently effective equity incentive plan.

As an inducement for the Company to enter into the Employment Agreement, Mr. Bond has agreed pursuant to the Employment Agreement to a series of restrictive covenants for the benefit of the Company, intended to preserve its good will. The Employment Agreement precludes Mr. Bond from providing services to a “competing business” for a period of two years following the termination of his employment

(or, if such termination occurs following expiration of the Employment Agreement in accordance with its terms, the period, if any, through the second anniversary of such expiration). For this purpose, a “competing business” is defined as any business that is engaged in (i) the business of structuring, obtaining the financing for (including, but not limited to, raising capital for investment funds or vehicles established to invest in transactions sponsored, arranged or facilitated by the Company), or otherwise implementing or facilitating long-term financing of corporate property using leasing arrangements (“Leasing Transactions”) or (ii) any activities that (x) compete with any aspect of the Company’s business that accounted for at least 5% of the Company’s revenues or profits in any four of the last eight completed fiscal quarters of the Company ended prior to Mr. Bond’s termination of employment or (y) compete or would compete with any business activities to which the Company has committed significant resources to expand its presence, or to enter into or otherwise commence, during the two year period prior to Mr. Bond’s termination of employment and that the Company is still actively pursuing at such date (“Other Material Activities”). Additional covenants (i) restrict Mr. Bond’s ability to solicit or hire (or assist a third party in soliciting or hiring) key employees of the Company for a period of two years following the termination of his employment (or, if such termination occurs following expiration of the Employment Agreement pursuant to its terms, the period, if any, through the first anniversary of such expiration), (ii) restrict his ability, for a period of two years following the termination of his employment, to engage in Leasing Transactions or Other Material Operations in which he solicits for himself or any third party the business of any person who, at any time during the twelve month period ended on the date his employment terminates, engaged in specified business activities with the Company, and (iii) for a period of three years following the termination of his employment, his ability to engage in certain business transactions with any Company sponsored trust, fund or other collective investment vehicle, including, without limitation, Corporate Property Associates 15 Incorporated, Corporate Property Associates 16 – Global Incorporated, Corporate Property Associates 17 – Global Incorporated, Carey Watermark Investors Incorporated, and Carey Self-Storage Fund, LLC.

The foregoing description of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of March 1, 2012, by and among W. P. Carey & Co. LLC and Trevor P. Bond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. CAREY & CO. LLC

Date: March 2, 2012	By:	/s/ SUSAN C. HYDE
Susan C. Hyde
Managing Director and Corporate Secretary